Exhibit 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:    Michael S. Ives

Phone:       757-523-2651

Heritage Bankshares, Inc. Declares Dividend

Norfolk, Va.: July 28, 2005 – Heritage Bankshares, Inc. (“Heritage”) (HBKS) announced today that on July 27, 2005 its Board of Directors declared a $0.12 per share dividend on Heritage’s common stock. The dividend will be paid on August 26, 2005 to shareholders of record on August 12, 2005. Heritage’s Board plans to continue to evaluate the declaration and payment of dividends after each calendar quarter.

In addition, Heritage anticipates that it will release preliminary results of operations for the second quarter of 2005 by August 15, 2005.

Heritage is the parent company of Heritage Bank & Trust (www.heritagenorfolk.com). Heritage Bank & Trust has four full-service branches in the City of Norfolk and one branch in the City of Chesapeake. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.